Exhibit 99.1

NASDAQ            THE NASDAQ STOCK MARKET
                  9600 BLACKWELL ROAD
                  ROCKVILLE, MD 20850




By Electronic Mail to: TFitzgerald@Middleby.com
-----------------------------------------------


March 12, 2007

Mr. Timothy J. FitzGerald
Vice President & Chief Financial Officer
The Middleby Corporation
1400 Toastmaster Drive
Elgin, Illinois 60120

Re: The Middleby Corporation (the "Company")

Dear Mr. FitzGerald:

On March 9, 2007, the Company notified Staff that in May 2006 it inadvertently issued options (the "Option Grants") to purchase 3,500 shares of the Company's common stock to its outside directors. Such issuance required shareholder approval under Marketplace Rule 4350(i)(1)(A) (the "Rule").1 However, since discovering that the Option Grants violated the Rule, the Company, on its own initiative, immediately rescinded the Options Grants. Accordingly, Staff has determined that, subject to the disclosure requirements discussed below, the Company has regained compliance with the Rule, and this matter is now closed.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.2 The Company must provide a copy of this announcement to Nasdaq's MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the "Hearings Department") at least




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1 Pursuant to Marketplace Rule 4350(i)(1)(A), each issuer shall require shareholder approval when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which options or stock may be acquired by officers, directors, employees, or consultants...
2 Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s)___.

Mr. Timothy J. FitzGerald
March 12, 2007
Page 2

10 minutes prior to its public dissemination.3 For your convenience, we have enclosed a list of news services.4

In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities.

Please be advised that Marketplace Rule 4803(a) does not relieve the Company of its disclosure obligation under the federal securities laws. In that regard,
Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days.5 Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.

If you have any questions, please contact Wayne Bush, Lead Analyst, at (301) 978-8034.

Sincerely,


/s/ Stanley Higgins
-----------------------------
Stanley Higgins
Associate Director
Nasdaq Listing Qualifications




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3 This notice should be provided to the attention of Nasdaq's MarketWatch
Department (telephone: 301/978-8500; facsimile: 301/978-8510), and to Nasdaq's Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.
4 The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.
5 See, SEC Release No. 34-49424.

                               News Services List


 Dow Jones News Wire Spot     Bloomberg Business News    PR Newswire
 News                         Newsroom                   810 7th Avenue, 35th Fl
 Harborside Financial Center  P.O. Box 888               New York, NY 10019
 600 Plaza Two                400 College Road East      (800) 832-5522
 Jersey City, NJ 07311-3992   Princeton, NJ 08540-0888   (800) 793-9313 FAX
 (201) 938-5400               (609) 750-4500
 (201) 938-5600 FAX           (609) 897-8394 FAX
                              (800) 444-2090
                              Email: release@Bloomberg.net

 Businesswire                 Reuters                    MarketWire
 44 Montgomery Street         Corporate News Desk        5757 West Century Blvd.
 39th Floor                   3 Times Square             2nd Floor
 San Francisco, CA 94104      New York, NY 10036         Los Angeles, CA 90045
 (415) 986-4422               (646) 223-6000             (800) 774-9473
 (415) 788-5335 FAX           (646) 223-6001 FAX         (310) 846-3701 FAX